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                                                                   Exhibit 10.18

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                             Student Advantage, Inc.


                                  May 20, 1999


AT&T Communications, Inc.
295 North Maple Avenue
Basking Ridge, NJ  07920


Ladies and Gentlemen:

         The purpose of this letter is to clarify the terms of the Agreement between AT&T Communications, Inc. ("AT&T") and Student Advantage LLC, dated as of February 1, 1997, as amended by the letter agreement dated July 14, 1998 (the "Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

         Notwithstanding the terms of the Agreement, Student Advantage LLC (together with its affiliates) shall not be prohibited from (i) entering into promotional and marketing activities with respect to the Student Advantage Program or the AT&T/Student Advantage Program with any college, university or university organization, (ii) permitting any college or university [**] College Students from purchasing Student Advantage Program memberships from Student Advantage and offering such memberships to its College Students free of charge, or (iii) entering into promotional and marketing activities, including but not limited to advertising on its Web site, in connection with credit cards or related products, PROVIDED that such promotional and marketing activities shall not include distribution of Student Advantage Program memberships free of charge. In all other respects the Agreement shall remain in full force and effect.

         Please indicate your agreement to the foregoing by signing this letter below.



                                        Very truly yours,

                                        STUDENT ADVANTAGE LLC

                                        By: Student Advantage, Inc.,
                                            its sole Member

                                        By: /s/ Raymond V. Sozzi, Jr.
                                            ------------------------------------
                                            Raymond V. Sozzi, Jr., President


AGREED TO AND ACCEPTED:

AT&T COMMUNICATIONS, INC.


By: /s/ Jay P. Summerall
    --------------------
    Division Manager
    5-20-99